Exhibit 10.2

February 28, 2019

FreshRealm, LLC

34 N. Palm St., Suite 100

Ventura, California 93001

Re:Fourth Amendment to Senior Promissory Note and Note and Membership Unit Purchase Agreement

Dear Mike:

We refer to that certain Note and Membership Unit Purchase Agreement  (the “Purchase Agreement”), dated as of July 31, 2018, by and between FreshRealm, LLC, a Delaware limited liability company (“Borrower”) and Calavo Growers, Inc., a California corporation (“Lender”), pursuant to which Borrower issued to Lender a Senior Promissory Note, dated August 10, 2018 (the “Note”) in respect of an aggregate principal sum of $12,000,0000 and entered into a Security Agreement (“Security Agreement”) and Intellectual Property Security Agreement (“IP Security Agreement”), each dated August 10, 2018 with Lender,  and Borrower and Lender entered into that certain Letter Agreement (“Letter Agreement”), dated October 4, 2018, and that certain Second Letter Agreement (“Second Letter Agreement”), dated November 15, 2018, and that certain Third Letter Agreement dated November 2018 (“Third Letter Agreement”).  Borrower and Lender shall be referred to herein as the “Parties” and the Purchase Agreement, Note, Security Agreement, IP Security Agreement and First, Second, Third, and Fourth Letter Agreements  shall be collectively referred to as the “Secured Note Agreements”.  Capitalized terms used but not defined in this Fourth  Letter Agreement (this  “Fourth Letter Agreement”) shall have the meanings assigned thereto in the Note.

WHEREAS,  Lender previously funded  $6,000,000 from the First Tranche to Borrower and, in three separate disbursements, funded an additional $6,000,000 from the Second Tranche to Borrower for a total of $12,000,000 borrowed, subject to the terms and conditions of the Secured Note Agreements; and

WHEREAS,  Lender desires to clarify that the Second Tranche may be disbursed in separate disbursements and to provide for an extended First Tranche Maturity Date and Second Tranche Maturity Date and to provide for Lender’s option to further extend the First Tranche Maturity Date and the Second Tranche Maturity Date.

NOW, THEREFORE, the Parties hereby agree, effective as of the date first written above, in conjunction with the transactions contemplated in the Purchase Agreement and the Note and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, to the terms and conditions set forth below:

1.DEFINITIONS.  Notwithstanding any provision to the contrary in the Definitions Section of the Note, the following definitions are hereby revised to read as follows:

“First Tranche Maturity Date” means October 31, 2019, except as may be extended by Lender as set forth below.

“Second Tranche” means the second disbursement of principal from Lender to Borrower, which will be in the aggregate total amount of six million dollars ($6,000,000), to be disbursed by Lender to Borrower, at Borrower’s option, at any time and from time to time, in separate disbursements, following the achievement of the Second Tranche conditions as described above.

“Second Tranche Interest Commencement Date” means, as to each separate disbursement from the Second Tranche, the date of that disbursement from the Second Tranche.

“Second Tranche Maturity Date” means October 31, 2019 as to all of the disbursements from the Second Tranche, except as may be extended by Lender as set forth below.

2. FUNDING.  In the first sentence, the words “and from time to time, in separate disbursements” are inserted after the words “at any time”.

A new sentence is added at the end of the Funding paragraph that reads as follows:  Lender shall have the option, at its sole and absolute discretion, to extend the First Tranche Maturity Date and the Second Tranche Maturity Date for each disbursement from the Second Tranche Maturity Date until November 1, 2020.  Lender’s election to extend any maturity date shall not obligate Lender to extend any other maturity date, and an extension of the maturity date for a particular disbursement from the Second Tranche shall not entitle Borrower to an extension of the maturity date for a different disbursement from the Second Tranche.  Borrower shall not make any claim as to reliance, course of dealing, or other justification or rationale if Lender elects to extend the maturity date for one payment obligation and not extend the maturity date for any other payment obligation.

3.  Except as expressly set forth in this Fourth Letter Agreement and except to the extent this Fourth Letter Agreement amends the Purchase Agreement and the Note, this Fourth Letter Agreement shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of Lender under the Secured Note Agreements, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Secured Note Agreements, all of which are ratified and confirmed in all respects and shall continue in full force and effect.

4.  After the date of this Fourth Letter Agreement, any reference to the Purchase Agreement and the Note shall mean the Purchase Agreement and the Note, as modified by this Fourth Letter Agreement.

5.  This Fourth Letter Agreement may be executed in any number of counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  Delivery of an executed counterpart of a signature page of this Fourth Letter Agreement by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Fourth Letter Agreement.

6.  This Fourth Letter Agreement shall be construed under the internal law of the State of California and any applicable federal laws. TO THE EXTENT PERMITTED BY APPLICABLE LAW, BORROWER HEREBY IRREVOCABLY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF, BASED ON OR PERTAINING TO THIS NOTE OR ANY OTHER RELATED DOCUMENT. FOR BORROWER AND ITS PROPERTY, BORROWER IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF CALIFORNIA SITTING IN VENTURA COUNTY AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF CALIFORNIA (AND ANY APPELLATE COURT FROM SUCH COURTS) IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE. BORROWER HEREBY

WAIVES ANY OBJECTION TO THE VENUE OF ANY SUCH SUIT OR ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT COURT.

Very truly yours,

Calavo Growers, Inc.

By:	/s/: Lecil Cole
Name: Lecil Cole
Title: Chief Executive Officer

Accepted and agreed to as of the date first above written:

FreshRealm, LLC

By:	/s/: Michael R. Lippold
Name:	Michael R. Lippold
Title:	Chief Executive Officer